UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 7, 2008

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

LightPath Technologies, Inc.

Form 8-K

Item 1.01.	Entry into a Material Agreement.

On January 7, 2008, LightPath Technologies, Inc. (the “Company”) entered into joint venture contract with CDGM Glass Co., Ltd. (“CDGM”). The Company and CDGM will each own a 50% interest in the joint venture which will be organized under the laws of the Peoples Republic of China under the name “LightPath CDGM Chengdu Optical Co., Ltd.”. The joint venture will operate from Chengdu, Peoples Republic of China.

The initial business purpose of the joint venture is to develop, mold, and manufacture aspheric lenses with a diameter of less than 20 mm for high volume visible imaging applications for cell phones, digital cameras and video equipment. The joint venture may also assemble modules that will include the lenses for such applications. The joint venture will sell and distribute its products in China and international markets and will provide technical and after-sale services.

The joint venture contract and establishment of the joint venture is subject to governmental approval in Chengdu, China. Subject to the parties meeting the capital investment requirements of the joint venture contract, the joint venture will be established and commence operations upon satisfaction of all licensing requirements and the Chengdu Municipal Administration Bureau for Industry and Commerce has issued a business license for the joint venture.

Material terms of the joint venture contract are as follows:

(a) The Company and CDGM will each contribute capital to the joint venture equivalent to five million U.S. dollars. The joint venture contract provides that, if the parties agree, each party will make a future investment of the equivalent of five million U.S. dollars for the purpose of expanding the production capacity of the joint venture.

(b) The Company has agreed to produce and sell to the joint venture Viper lens molding presses at an aggregate sales price of approximately $4,530,000 which will be utilized for the manufacture of the joint venture’s products.

(c) The Company has agreed to license certain of its technology to the joint venture so that the joint venture can manufacture molded aspheric glass visible imaging lenses. It is intended that the term of the license be co-terminus with the joint venture agreement. The Company will receive from the joint venture a royalty payable semi-annually in the amount of three percent of the joint venture’s Net Sales. “Net Sales” means the gross revenues received by the joint venture from the sale of products less sales and use taxes actually paid, import and export duties actually paid, outbound transportation prepaid or allowed, and amounts allowed or credited due to returns (not to exceed the original billing or invoice amount). The terms of the license will be set forth more fully in a Technology License Agreement to be executed by the Company and the joint venture, the form of which is attached to this report as Exhibit 10.2.

(d) CDGM has agreed to supply to the joint venture such preform molded glass pieces as the joint venture orders in order to manufacture its products. The price for preforms supplied by CDGM is 90% of the market value of such Preforms. The terms under which CDGM shall supply preforms to the joint venture will be set forth more fully in a Supply Agreement to be executed by the Company and the joint venture, the form of which is attached to this report as Exhibit 10.3.

(e) The joint venture will be governed by a board of directors consisting of five members, of which the Company will appoint three. Resolutions of the board of directors are adopted by majority vote; however certain decisions specified in the joint venture contract require that such majority including the vote of a member appointed by the Company and a member appointed by CDGM.

(f) The Company has the right to recommend to the board of directors the person to serve as the general manager of the joint venture. Provided that the person who the Company recommends to serve as the general managers meets the criteria to be established for such appointment, the board of directors will appoint the recommended person. The Company’s executive vice president, Joe Wu, will be the initial general manager of the joint venture. The general manager is responsible for the day-to-day operations and management of the joint venture.

(g) Commencing on the date that the initial capital contributions are made and continuing through the second year following the termination of the joint venture contract, the Company is restricted from engaging and from cooperating with any other company to engage in any business that is competitive with the joint venture’s business Company in the visible imaging market for digital and video cameras, cell phone, DVD and after the first investment transferring date.

(h) The joint venture will have an initial term of 10 years from the date the business license is issued to the joint venture by the Chengdu Municipal Administration Bureau for Industry and Commerce. Subject to governmental approval, the term of the joint venture can be extended by mutual agreement of the parties not earlier than two years or later than nine months prior to the expiration of the initial term.

Item 5.02.	Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 16, 2008, Mr. James Gaynor, the Company’s former Corporate Vice President of Operations, was appointed as Chief Executive Officer by the Company’s Board of Directors. Mr. Gaynor has served as Corporate Vice President Operations since July 2006. Mr. Gaynor is a mechanical engineer with 25 years of business and manufacturing experience in volume component manufacturing in electronics and optics industries. Prior to joining LightPath, Mr. Gaynor was Director of Operations and Manufacturing for Puradyn Filter Technologies from August 2002 to July 2006. From March 2000 to April 2002, Mr. Gaynor was Vice President of Operations and General Manager for JDS Uniphase Corporation’s Transmission Systems Division. He has also held executive positions with Spectrum Control, Rockwell International and Corning Glass Works. His experience includes various engineering, manufacturing and management positions in specialty glass, electronics, telecommunications components and mechanical assembly operations. His global business experience encompasses strategic planning, budgets, capital investment, employee development, cost reduction, acquisitions and business start-up and turnaround success. Mr. Gaynor holds a Bachelors of Science degree in Mechanical Engineering from the Georgia Institute of Technology and has worked in manufacturing industries since 1976. Mr. Gaynor is 56 years old

Mr. Gaynor has served as the Company’s interim Chief Executive Officer since September 18, 2007.

As of the date of this report, Mr. Gaynor’s compensation, equity award or other benefit arrangements with the Company have not been modified from those existing prior to his appointment as Chief Executive Officer.

(d) On January 16, 2008, Mr. Gaynor was appointed to the Company’s Board of Directors by action of the Board.

Item 9.01.	Exhibits

(d)	Exhibits

Exhibit 10.1	Joint Venture Contract dated January 7, 2008, between CDGM Glass Company, Ltd. and LightPath Technologies, Inc.

Exhibit 10.2	Form of Technology License Agreement between LightPath Technologies, Inc. and LightPath CDGM Glass Company, Ltd.

Exhibit 10.3	Form of Supply Agreement between CDGM Glass Company, Ltd. and LightPath CDGM Glass Company, Ltd.

Exhibit 99.1	Press Release issued January 16, 2008 (furnished herewith)

Exhibit 99.2	Press Release issued January 17, 2008 (furnished herewith)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: January 17, 2008	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO

Exhibit Index

Exhibit No.	Description
EX-10.1	Joint Venture Contract dated January 7, 2008, between CDGM Glass Company, Ltd. and LightPath Technologies, Inc.

EX-10.2	Form of Technology License Agreement between LightPath Technologies, Inc. and LightPath CDGM Glass Company, Ltd.

EX-10.3	Form of Supply Agreement between CDGM Glass Company, Ltd. and LightPath CDGM Glass Company, Ltd.

EX-99.1	Press Release issued on January 16, 2008

EX-99.2	Press Release issued on January 17, 2008